Exhibit 99.1

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Consolidated Financial Statements for the years ended December 31, 2020, 2019, and 2018

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Table of Contents

Page(s)
Report of Independent Auditors	1

Financial Statements:

Consolidated Statements of Assets, Liabilities and Members’ Capital	2

Consolidated Statements of Operations	3

Consolidated Statements of Changes in Members’ Capital	4

Consolidated Statements of Cash Flows	5

Consolidated Schedules of Investments	6-16

Notes to Consolidated Financial Statements	17-29

Report of Independent Auditors

To the Board of Directors of First Eagle Logan JV LLC

We have audited the accompanying consolidated financial statements of First Eagle Logan JV LLC and its subsidiary (the “Company”), which comprise the consolidated statements of assets, liabilities, and members' capital, including the consolidated schedules of investments as of December 31, 2020 and 2019, and the related consolidated statements of operations, of changes in members' capital and of cash flows for each of the three years in the period ended December 31, 2020.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Eagle Logan JV LLC and its subsidiary as of December 31, 2020 and 2019, and the results of their operations, changes in their members’ capital and their cash flows for each of the three years in the period ended December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

March 4, 2021

First Eagle Logan JV LLC

Consolidated Statements of Assets, Liabilities and Members’ Capital

As of December 31, 2020 and 2019

	2020	2019
Assets
Investments at fair value (cost $231,535,371 and $340,083,379, respectively)	$221,418,074	$332,181,728
Cash and cash equivalents	32,186,878	11,560,071
Interest and fees receivable	802,141	1,316,733
Receivable for investments sold and paydown of investments	80,244	2,917,850
Total assets	$254,487,337	$347,976,382
Liabilities and Members’ Capital
Liabilities
Loans payable ($166,541,123 and $236,141,123 face amounts, respectively, reported net of unamortized debt issuance costs of $711,286 and $1,519,639, respectively)	$165,829,837	$234,621,484
Distribution payable	2,100,000	3,650,000
Payable for investments purchased	—	2,888,182
Accrued credit facility expense	1,206,083	2,365,145
Accrued expenses	185,786	210,728
Total liabilities	$169,321,706	$243,735,539
Commitments and contingencies (Note 9)
Members’ Capital
Paid in capital	$115,750,000	$121,750,000
Accumulated deficit	(30,584,369)	(17,509,157)
Members’ capital	85,165,631	104,240,843
Total liabilities and members’ capital	$254,487,337	$347,976,382

The accompanying notes are an integral part of these consolidated financial statements.

First Eagle Logan JV LLC

Consolidated Statements of Operations

For the years ended December 31, 2020, 2019, and 2018

	2020	2019	2018
Investment Income
Interest income	$17,886,882	$25,190,249	$22,626,925
Other income	174,941	117,514	182,822
Total investment income	18,061,823	25,307,763	22,809,747
Expenses
Credit facility interest and fees	7,370,914	11,838,691	9,769,526
Amortization of deferred financing costs	808,353	805,229	740,789
Professional fees	95,420	95,340	96,000
Other general and administrative expenses	291,014	361,430	329,460
Total expenses	8,565,701	13,100,690	10,935,775
Net investment income	9,496,122	12,207,073	11,873,972
Realized (Loss) Gain and Change in Unrealized Depreciation on Investments
Net realized loss	(11,355,688)	(7,078,816)	(2,132,328)
Net change in unrealized depreciation on investments	(2,215,646)	(568,608)	(5,022,870)
Net realized loss and change in unrealized depreciation on investments	(13,571,334)	(7,647,424)	(7,155,198)
Net (decrease) increase in Members’ capital resulting from operations	$(4,075,212)	$4,559,649	$4,718,774

 The accompanying notes are an integral part of these consolidated financial statements.

First Eagle Logan JV LLC

Consolidated Statements of Changes in Members’ Capital

For the years ended December 31, 2020, 2019, and 2018

Members’ capital, December 31, 2017	$81,762,420
Contributions	32,000,000
Distributions	(12,450,000)
Net investment income	11,873,972
Net realized loss	(2,132,328)
Net change in unrealized depreciation on investments	(5,022,870)
Members’ capital, December 31, 2018	$106,031,194
Contributions	10,000,000
Return of capital	(4,000,000)
Distributions	(12,350,000)
Net investment income	12,207,073
Net realized loss	(7,078,816)
Net change in unrealized depreciation on investments	(568,608)
Members’ capital, December 31, 2019	$104,240,843
Return of capital	(6,000,000)
Distributions	(9,000,000)
Net investment income	9,496,122
Net realized loss	(11,355,688)
Net change in unrealized depreciation on investments	(2,215,646)
Members’ capital, December 31, 2020	$85,165,631

 The accompanying notes are an integral part of these consolidated financial statements.

First Eagle Logan JV LLC

Consolidated Statements of Cash Flows

For the years ended December 31, 2020, 2019, and 2018

	2020	2019	2018
Cash flows from operating activities:
Net (decrease) increase in members’ capital resulting from operations	$(4,075,212)	$4,559,649	$4,718,774
Adjustments to reconcile net (decrease) increase in members’ capital resulting from operations to net cash provided by (used in) operating activities:
Net change in unrealized depreciation on investments	2,215,646	568,608	5,022,870
Net realized loss	11,355,688	7,078,816	2,132,328
Amortization of deferred financing costs	808,353	805,229	740,789
Accretion of discount	(935,947)	(994,590)	(1,203,605)
Increase in investments due to PIK	(178,637)	—	—
Purchase and drawdowns of investments	(30,253,836)	(100,531,577)	(195,767,808)
Proceeds from sales and repayments of investments	128,510,164	85,153,067	109,812,981
Changes in operating assets and liabilities:
Decrease (increase) in interest receivable	514,592	(179,189)	(231,091)
(Decrease) increase in accrued credit facility expense	(1,159,062)	(206,355)	873,582
(Decrease) increase in accrued expenses	(24,942)	38,728	16,000
Net cash provided by (used in) operating activities	106,776,807	(3,707,614)	(73,885,180)
Cash flows from financing activities:
Repayments to credit facility	(75,500,000)	(22,000,000)	—
Borrowings under credit facility	5,900,000	16,462,002	72,047,588
Contributions received	—	10,000,000	32,000,000
Return of capital	(6,000,000)	(4,000,000)	—
Distributions paid	(10,550,000)	(12,060,000)	(12,390,000)
Financing costs paid	—	(2,236)	(1,541,564)
Net cash (used in) provided by financing activities	(86,150,000)	(11,600,234)	90,116,024
Net increase (decrease) in cash	20,626,807	(15,307,848)	16,230,844
Cash and cash equivalents, beginning of year	11,560,071	26,867,919	10,637,075
Cash and cash equivalents, end of year	$32,186,878	$11,560,071	$26,867,919
Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$8,500,875	$12,012,296	$8,895,945
Supplemental Disclosure of Non Cash Flow Information:
Securities issued in restructuring of investments	$3,142,061	$1,577,377	$—
PIK income earned	$178,637	—	—

 The accompanying notes are an integral part of these consolidated financial statements.

First Eagle Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2020

Company/Security/Country (13)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Senior Secured First Lien Term Loans
Australia
Ticketek Pty Ltd	Services: Consumer	5% (LIBOR +4.25%)	11/22/2019	11/26/2026	$1,488,750	$1,475,986	$1,384,537
Total Australia						$1,475,986	$1,384,537
Canada
Avison Young Canada Inc.	Services: Business	5.25% (LIBOR +5%)	03/07/2019	01/31/2026	$3,923,703	$3,865,066	$3,730,794
PNI Canada Acquireco Corp	High Tech Industries	4.65% (LIBOR +4.5%)	10/31/2018	10/31/2025	1,653,015	1,647,278	1,588,266
Total Canada						$5,512,344	$5,319,060
Germany
Rhodia Acetow	Consumer goods: Non-Durable	6.5% (LIBOR +5.5%)	04/21/2017	05/31/2023	$965,000	$959,181	$886,193
VAC Germany Holding GmbH	Metals & Mining	5% (LIBOR +4%)	02/26/2018	03/08/2025	2,917,500	2,908,791	2,173,538
Total Germany						$3,867,972	$3,059,731
Luxembourg
Connect Finco SARL	Telecommunications	5.5% (LIBOR +4.5%)	09/23/2019	12/11/2026	$1,421,080	$1,396,741.0	$1,429,329
Travelport Finance (Luxembourg) S.à r.l.	Services: Consumer	9.0% (LIBOR +1.5%) (2.5%Cash + 6.5% PIK)	09/22/2020	02/28/2025	1,630,393	1,467,991	1,612,556
Travelport Finance (Luxembourg) S.à r.l.	Services: Consumer	5.25% (LIBOR +5%)	03/18/2019	05/30/2026	1,747,115	1,719,978	1,198,233
Total Luxembourg						$4,584,710	$4,240,118
United Kingdom
Auxey Bidco Ltd.	Services: Consumer	5.52% (LIBOR +5.25%)	08/07/2018	06/16/2025	$5,000,000	$4,866,311	$4,533,325
EG Group	Retail	4.25% (LIBOR +4%)	03/23/2018	02/07/2025	2,787,871	2,779,453	2,763,143
Total United Kingdom						$7,645,764	$7,296,468
United States of America
1A Smart Start LLC	Services: Consumer	5.75% (LIBOR +4.75%)	08/14/2020	08/13/2027	$2,394,000	$2,371,211	$2,394,000
A Place for Mom Inc	Media: Advertising, Printing & Publishing	4.75% (LIBOR +3.75%)	07/28/2017	08/10/2024	3,870,000	3,859,979	3,618,450
A10 Capital, LLC	Banking, Finance, Insurance & Real Estate	7.5% (LIBOR +6.5%)	04/25/2018	05/01/2023	5,000,000	4,976,764	4,875,000
Acproducts Inc	Construction & Building	7.5% (LIBOR +6.5%)	02/14/2020	08/13/2025	490,625	498,992	505,113
Advanced Integration Technology LP	Aerospace & Defense	5.75% (LIBOR +4.75%)	07/15/2016	04/03/2023	1,915,375	1,908,189	1,608,915
Advisor Group Holdings Inc	Banking, Finance, Insurance & Real Estate	5.15% (LIBOR +5%)	07/31/2019	07/31/2026	3,182,143	3,165,342	3,162,254
AG Parent Holdings LLC	High Tech Industries	5.15% (LIBOR +5%)	07/30/2019	07/31/2026	2,640,000	2,618,930	2,607,000
AgroFresh Inc.	Chemicals, Plastics & Rubber	7.25% (LIBOR +6.25%)	12/01/2015	12/31/2024	1,294,118	1,292,484	1,286,838
Alcami Carolinas Corp	Healthcare & Pharmaceuticals	4.4% (LIBOR +4.25%)	07/09/2018	07/06/2025	3,910,000	3,897,238	3,294,175
Alchemy US Holdco 1 LLC	Chemicals, Plastics & Rubber	5.65% (LIBOR +5.5%)	10/01/2018	10/10/2025	1,900,000	1,880,562	1,835,885
Allen Media LLC	Media: Broadcasting & Subscription	5.75% (LIBOR +5.5%)	02/06/2020	02/10/2027	2,977,027	2,963,967	2,970,820

The accompanying notes are an integral part of these consolidated financial statements.

Company/Security/Country (13)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
AMCP Clean Acquisition Co LLC	Wholesale	4.4% (LIBOR +4.25%)	07/10/2018	06/15/2025	$2,358,914	$2,351,231	$1,627,651
AMCP Clean Acquisition Co LLC	Wholesale	4.4% (LIBOR +4.25%)	07/10/2018	06/15/2025	570,799	568,940	393,851
Anne Arundel Dermatology Management, LLC (3)	Healthcare & Pharmaceuticals	7% (LIBOR +6%)	10/12/2020	10/16/2025	1,362,166	379,558	378,410
Anne Arundel Dermatology Management, LLC (4) (12)	Healthcare & Pharmaceuticals	7% (LIBOR +6%)	10/12/2020	10/16/2025	451,128	(8,642)	(9,023)
Anne Arundel Dermatology Management, LLC	Healthcare & Pharmaceuticals	7% (LIBOR +6%)	10/12/2020	10/16/2025	2,043,249	2,004,107	2,002,384
Ansira Holdings, Inc.	Media: Diversified & Production	7.5% (LIBOR +6.5%)	04/17/2018	12/20/2024	632,237	630,602	486,822
Ansira Holdings, Inc.	Media: Diversified & Production	7.5% (LIBOR +6.5%)	12/20/2016	12/20/2024	1,899,097	1,890,228	1,462,304
AP Gaming I LLC	Hotel, Gaming & Leisure	4.5% (LIBOR +3.5%)	06/06/2016	02/15/2024	2,413,203	2,410,077	2,320,983
APFS Staffing Holdings Inc	Services: Consumer	4.9% (LIBOR +4.75%)	04/04/2019	04/15/2026	1,970,000	1,939,884	1,939,229
AQA Acquisition Holding, Inc.	High Tech Industries	5.25% (LIBOR +4.25%)	10/01/2018	05/24/2023	1,954,430	1,954,430	1,954,430
Ascend Performance Materials Operations LLC	Chemicals, Plastics & Rubber	6.25% (LIBOR +5.25%)	08/16/2019	08/27/2026	870,730	856,634	875,084
BCP Qualtek Merger Sub LLC	Telecommunications	7.25% (LIBOR +6.25%)	07/16/2018	07/18/2025	3,775,000	3,725,707	3,573,679
Brand Energy & Infrastructure Services, Inc.	Energy: Oil & Gas	5.25% (LIBOR +4.25%)	06/16/2017	06/21/2024	2,895,000	2,880,565	2,829,327
California Cryobank LLC	Healthcare & Pharmaceuticals	4.25% (LIBOR +4%)	08/03/2018	08/06/2025	3,136,146	3,125,827	3,108,705
Cambium Learning Group, Inc.	Services: Consumer	4.75% (LIBOR +4.5%)	12/18/2018	12/18/2025	1,959,968	1,889,579	1,953,108
Canister International Group Inc	Forest Products & Paper	4.9% (LIBOR +4.75%)	12/18/2019	12/21/2026	1,985,000	1,968,037	1,978,797
CC Amulet Intermediate, LLC	Healthcare & Pharmaceuticals	5.75% (LIBOR +4.75%)	06/18/2018	04/30/2024	282,962	281,354	280,132
CC Amulet Intermediate, LLC (5)	Healthcare & Pharmaceuticals	5.75% (LIBOR +4.75%)	05/01/2020	04/30/2024	1,251,077	551,077	538,566
CC Amulet Intermediate, LLC	Healthcare & Pharmaceuticals	5.75% (LIBOR +4.75%)	06/18/2018	04/30/2024	3,375,000	3,355,829	3,341,250
Clear Balance Holdings, LLC	Banking, Finance, Insurance & Real Estate	6.75% (LIBOR +5.75%)	07/07/2015	10/05/2023	4,734,191	4,724,218	4,639,507
Conyers Park Parent Merger Sub Inc	Beverage, Food & Tobacco	4.75% (LIBOR +3.75%)	06/21/2017	07/07/2024	1,734,298	1,729,916	1,742,701
Discovery Practice Management, Inc.	Healthcare & Pharmaceuticals	5.5% (LIBOR +4.5%)	07/22/2019	06/15/2024	4,924,372	4,907,027	4,875,129
Drilling Info Inc.	High Tech Industries	4.4% (LIBOR +4.25%)	07/27/2018	07/30/2025	4,398,159	4,383,712	4,269,886
E2open, LLC	Services: Business	6.75% (LIBOR +5.75%)	06/21/2019	11/26/2024	4,937,500	4,901,839	4,931,352
Eliassen Group, LLC	Services: Business	4.4% (LIBOR +4.25%)	10/19/2018	11/05/2024	4,620,620	4,605,494	4,574,413
Empower Payments Acquisition	Services: Business	4.4% (LIBOR +4.25%)	10/05/2018	10/05/2025	3,920,000	3,913,246	3,841,600
Gold Standard Baking, Inc. (14)	Wholesale	7.5% (LIBOR +6.5%)	05/19/2015	07/23/2022	2,609,295	2,227,158	1,017,625
Golden West Packaging Group LLC	Containers, Packaging & Glass	6.25% (LIBOR +5.25%)	02/09/2018	06/20/2023	4,547,973	4,537,379	4,502,493
Granite Holdings US Acquisition Co	Capital Equipment	5.5% (LIBOR +5.25%)	09/25/2019	09/30/2026	2,896,667	2,824,720	2,903,908
Gruden Acquisition Inc.	Transportation: Cargo	6.5% (LIBOR +5.5%)	06/21/2017	08/18/2022	1,928,934	1,913,575	1,913,667

The accompanying notes are an integral part of these consolidated financial statements.

Company/Security/Country (13)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Hertz Corporation (6)	Services: Business	8.25% (LIBOR +7.25%)	10/26/2020	12/31/2021	$3,000,000	$415,730	$537,690
High Street Insurance Partners, Inc. (7)	Banking, Finance, Insurance & Real Estate	7.5% (LIBOR +6.5%)	08/07/2020	12/03/2025	1,000,000	669,331	672,500
High Street Insurance Partners, Inc.	Banking, Finance, Insurance & Real Estate	7.5% (LIBOR +6.5%)	08/07/2020	12/03/2025	2,984,971	2,915,812	2,925,272
Hoffman Southwest Corporation	Environmental Industries	6% (LIBOR +5%)	05/16/2019	08/14/2023	1,578,454	1,568,621	1,538,993
Hornblower Sub LLC	Hotel, Gaming & Leisure	5.5% (LIBOR +4.5%)	03/08/2019	04/28/2025	1,771,192	1,469,642	1,527,654
Institutional Shareholder Services, Inc.	Services: Business	4.75% (LIBOR +4.5%)	03/04/2019	02/26/2026	1,965,000	1,950,446	1,957,631
International Textile Group Inc	Consumer goods: Durable	5.37% (LIBOR +5%)	04/20/2018	05/01/2024	937,500	934,896	851,564
Isagenix International LLC	Services: Consumer	6.75% (LIBOR +5.75%)	04/26/2018	06/14/2025	1,733,571	1,722,528	973,695
Lifescan Global Corporation	Healthcare & Pharmaceuticals	6.23% (LIBOR +6%)	06/19/2018	10/01/2024	1,935,000	1,898,626	1,848,535
LSCS Holdings Inc.	Healthcare & Pharmaceuticals	4.51% (LIBOR +4.25%)	03/09/2018	03/17/2025	461,156	459,765	451,933
LSCS Holdings Inc.	Healthcare & Pharmaceuticals	4.51% (LIBOR +4.25%)	03/09/2018	03/17/2025	1,786,489	1,781,106	1,750,759
MAG DS Corp.	Aerospace & Defense	6.5% (LIBOR +5.5%)	09/21/2020	04/01/2027	1,246,875	1,186,847	1,193,883
Miller’s Ale House Inc	Hotel, Gaming & Leisure	4.9% (LIBOR +4.75%)	05/24/2018	05/21/2025	2,340,000	2,332,580	2,063,588
MRI Software LLC (8)	Construction & Building	6.5% (LIBOR +5.5%)	01/31/2020	02/10/2026	41,567	(177)	(104)
MRI Software LLC	Construction & Building	6.5% (LIBOR +5.5%)	01/31/2020	02/10/2026	1,447,552	1,442,152	1,443,933
NAC Holding Corporation	Banking, Finance, Insurance & Real Estate	6.75% (LIBOR +5.75%)	10/02/2020	09/28/2024	3,875,359	3,802,341	3,797,851
New Constellis Borrower LLC	Aerospace & Defense	8.5% (LIBOR +7.5%)	03/27/2020	03/27/2024	331,112	309,700	321,730
New Insight Holdings Inc	Services: Business	6.5% (LIBOR +5.5%)	12/08/2017	12/20/2024	1,940,000	1,885,036	1,916,720
NextCare, Inc. (9)	Healthcare & Pharmaceuticals	5.5% (LIBOR +4.5%)	02/13/2018	06/30/2024	629,847	71,880	72,266
NextCare, Inc.	Healthcare & Pharmaceuticals	5.5% (LIBOR +4.5%)	02/13/2018	06/30/2024	3,778,309	3,756,806	3,759,417
Northern Star Holdings Inc.	Utilities: Electric	5.75% (LIBOR +4.75%)	03/28/2018	03/28/2025	4,133,125	4,120,529	4,050,463
Oak Point Partners, LLC	Banking, Finance, Insurance & Real Estate	6.25% (LIBOR +5.25%)	09/13/2017	09/13/2023	2,925,000	2,908,563	2,837,250
OB Hospitalist Group Inc	Healthcare & Pharmaceuticals	5% (LIBOR +4%)	08/08/2017	08/01/2024	2,191,714	2,186,064	2,169,797
Odyssey Logistics & Technology Corporation	Transportation: Cargo	5% (LIBOR +4%)	10/06/2017	10/12/2024	1,937,565	1,931,817	1,893,165
Orion Business Innovations	High Tech Industries	5.5% (LIBOR +4.5%)	10/18/2018	10/19/2024	554,637	551,095	554,637
Orion Business Innovations	High Tech Industries	5.5% (LIBOR +4.5%)	03/04/2019	10/21/2024	818,750	813,194	818,750
Orion Business Innovations	High Tech Industries	5.5% (LIBOR +4.5%)	10/18/2018	10/19/2024	1,896,774	1,884,662	1,896,774
OSM MSO, LLC	Healthcare & Pharmaceuticals	5.25% (LIBOR +5%)	10/16/2018	08/09/2023	3,858,052	3,837,180	3,279,344
Output Services Group Inc	Services: Business	5.5% (LIBOR +4.5%)	03/26/2018	03/21/2024	4,378,173	4,366,199	3,283,630
Parts Town	Beverage, Food & Tobacco	6.5% (LIBOR +5.5%)	11/07/2019	10/15/2025	990,000	986,000	925,650
Patriot Rail Co LLC	Transportation: Cargo	5.49% (LIBOR +5.25%)	10/15/2019	10/11/2026	3,473,750	3,416,132	3,495,461

The accompanying notes are an integral part of these consolidated financial statements.

Company/Security/Country (13)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
PH Beauty Holdings III, Inc.	Containers, Packaging & Glass	5.23% (LIBOR +5%)	10/04/2018	09/28/2025	$2,932,500	$2,912,316	$2,580,600
PLH Group Inc	Energy: Oil & Gas	6.21% (LIBOR +6%)	08/01/2018	07/25/2023	3,646,788	3,599,623	3,368,720
Portillo’s Holdings, LLC	Beverage, Food & Tobacco	6.5% (LIBOR +5.5%)	11/27/2019	09/06/2024	1,975,000	1,959,621	1,970,063
Premise Health Holding Corp	Healthcare & Pharmaceuticals	3.75% (LIBOR +3.5%)	08/14/2018	07/10/2025	880,229	877,315	859,324
PSC Industrial Outsourcing, LP	Chemicals, Plastics & Rubber	4.75% (LIBOR +3.75%)	10/05/2017	10/11/2024	1,940,000	1,929,497	1,885,438
Pure Fishing Inc	Consumer goods: Non-Durable	4.65% (LIBOR +4.5%)	12/20/2018	12/22/2025	1,179,000	1,145,104	1,141,101
Quidditch Acquisition Inc	Beverage, Food & Tobacco	8% (LIBOR +7%)	03/16/2018	03/21/2025	993,191	981,209	937,737
Red Ventures, LLC	Media: Advertising, Printing & Publishing	2.65% (LIBOR +2.5%)	10/18/2017	11/08/2024	1,997,766	1,986,950	1,968,898
Sentry Data Systems, Inc.	High Tech Industries	7.75% (LIBOR +6.75%)	09/29/2020	10/06/2025	3,181,818	3,121,224	3,118,182
Sentry Data Systems, Inc. (10) (12)	High Tech Industries	8% (LIBOR +6.75%)	09/29/2020	10/06/2025	318,182	(6,059)	(6,364)
Silverback Merger Sub Inc	High Tech Industries	4.5% (LIBOR +3.5%)	08/11/2017	08/21/2024	1,161,000	1,159,380	1,161,000
Starfish- V Merger Sub Inc	High Tech Industries	7% (LIBOR +6%)	11/06/2019	08/16/2024	990,000	928,938	991,549
Starfish- V Merger Sub Inc	High Tech Industries	6.48% (LIBOR +6.25%)	08/11/2017	08/16/2024	1,209,656	1,203,346	1,209,203
Teneo Holdings LLC	Services: Business	6.25% (LIBOR +5.25%)	07/15/2019	07/11/2025	2,221,875	2,154,680	2,206,144
Titan Sub LLC	Aerospace & Defense	5.15% (LIBOR +5%)	09/19/2019	09/21/2026	3,224,978	3,194,808	3,220,946
Tupelo Buyer Inc	Transportation: Cargo	4.75% (LIBOR +3.75%)	10/02/2017	10/07/2024	2,159,923	2,150,672	2,152,503
Upstream Newco, Inc.	Healthcare & Pharmaceuticals	4.65% (LIBOR +4.5%)	10/24/2019	11/20/2026	2,911,333	2,899,090	2,909,514
US Shipping Corp	Utilities: Oil & Gas	5.25% (LIBOR +4.25%)	03/09/2016	06/26/2021	205,934	204,839	186,371
W3 Topco LLC	Energy: Oil & Gas	7% (LIBOR +6%)	08/13/2019	08/16/2025	1,875,000	1,773,650	1,813,125
Yak Access LLC	Energy: Oil & Gas	5.25% (LIBOR +5%)	06/29/2018	07/11/2025	2,737,500	2,683,727	2,429,531
Zenith American Holding, Inc.	Services: Business	6.25% (LIBOR +5.25%)	03/11/2019	12/13/2024	3,908,300	3,900,971	3,869,217
Zenith American Holding, Inc. (11)	Services: Business	6.25% (LIBOR +5.25%)	03/11/2019	12/13/2024	494,607	190,825	189,270
Total United States of America						$201,383,795	$193,378,923
Total Senior Secured First Lien Term Loans						$224,470,571	$214,678,837
Second Lien Term Loans
United States of America
AQA Acquisition Holding, Inc.	High Tech Industries	9% (LIBOR +8%)	10/01/2018	05/24/2024	$1,000,000	$993,875	$975,000
DiversiTech Holdings Inc	Consumer goods: Durable	8.5% (LIBOR +7.5%)	05/18/2017	06/02/2025	2,000,000	1,988,921	1,990,000
Gruden Acquisition Inc.	Transportation: Cargo	9.5% (LIBOR +8.5%)	07/31/2015	08/18/2023	500,000	491,789	458,750
Midwest Physician Administrative Services, LLC	Healthcare & Pharmaceuticals	7.75% (LIBOR +7%)	08/11/2017	08/15/2025	979,043	973,393	959,462
New Constellis Borrower LLC	Aerospace & Defense	12% (LIBOR +11%)	03/27/2020	03/27/2025	281,779	71,539	203,352
TKC Holdings Inc	Services: Business	9% (LIBOR +8%)	01/31/2017	02/01/2024	1,849,630	1,842,701	1,655,418

 The accompanying notes are an integral part of these consolidated financial statements.

Company/Security/Country (13)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Wash Multifamily Acquisition Inc.	Services: Consumer	8% (LIBOR +7%)	05/04/2015	05/15/2023	$425,479	$424,532	$395,696
Wash Multifamily Acquisition Inc.	Services: Consumer	8% (LIBOR +7%)	05/04/2015	05/12/2023	74,521	74,355	69,304
Total United States of America						$6,861,105	$6,706,982
Total Second Lien Term Loans						$6,861,105	$6,706,982
Equity Investments
United States of America
New Constellis Borrower LLC	Aerospace & Defense		03/27/2020		19,843	$203,695	$32,255
Total United States of America						$203,695	$32,255
Total Equity Investments						$203,695	$32,255
Total Investments						$231,535,371	$221,418,074
Cash equivalents
Dreyfus Government Cash Management Fund						$31,631,587	$31,631,587
Other cash accounts						555,291	555,291
Total Cash equivalents						$32,186,878	$32,186,878

(1)	Variable interest rates indexed to 30-day, 60-day, 90-day or 180-day LIBOR rates, at the borrower’s option. LIBOR rates may be subject to interest rate floors.
(2)	Represents fair value in accordance with ASC Topic 820.
(3)

Represents a delayed draw commitment of $1,362,166, of which $956,513 was unfunded as of December 31, 2020. Unfunded amounts of a delayed draw position have a lower rate than the contractual fully funded rate. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(4)	Represents a revolver commitment of $451,128, which was unfunded as of December 31, 2020. Issuer pays 0.5% unfunded commitment fee on revolver term loan and/or revolving loan facilities.
(5)

Represents a delayed draw commitment of $1,251,077, of which $700,000 was unfunded as of December 31, 2020. Unfunded amounts of a delayed draw position have a lower rate than the contractual fully funded rate. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(6)

Represents a delayed draw commitment of $3,000,000, of which $2,545,455 was unfunded as of December 31, 2020. Unfunded amounts of a delayed draw position have a lower rate than the contractual fully funded rate. Issuer pays 3.75% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(7)

Represents a delayed draw commitment of $1,000,000, of which $307,500 was unfunded as of December 31, 2020. Unfunded amounts of a delayed draw position have a rate than the contractual fully funded rate. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(8)	Represents a delayed draw commitment of $41,567, which was unfunded as of December 31, 2020. Issuer pays 0.5% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(9)

Represents a delayed draw commitment of $629,847, of which $554,431 was unfunded as of December 31, 2020. Unfunded amounts of a delayed draw position have a rate than the contractual fully funded rate. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(10)	Represents a revolver commitment of $318,182, which was unfunded as of December 31, 2020. Issuer pays 0.5% unfunded commitment fee on revolver term loan and/or revolving loan facilities.
(11)

Represents a delayed draw commitment of $494,607, of which $300,391 was unfunded as of December 31, 2020. Unfunded amounts of a delayed draw position have a rate than the contractual fully funded rate. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(12)	Unfunded amount will start to accrue interest when the position is funded. 3 month LIBOR as of December 31, 2020 or LIBOR floor is shown to reflect possible projected interest rate.
(13)	All investments are pledged as collateral for loans payable unless otherwise noted.
(14)	Loan was on non-accrual as of December 31, 2020.

 The accompanying notes are an integral part of these consolidated financial statements.

First Eagle Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2019

Company/Security/Country (11)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Senior Secured First Lien Term Loans Australia
Ticketek Pty Ltd (9)	Services: Consumer	6.16% (LIBOR +4.25%)	11/22/2019	11/23/2026	$1,500,000	$1,485,000	$1,500,000
Total Australia						$1,485,000	$1,500,000
Canada
Avison Young Canada, Inc.	Services: Business	6.91% (LIBOR +5%)	03/07/2019	02/01/2026	$3,963,741	$3,892,831	$3,902,639
PNI Canada Acquireco Corp	High Tech Industries	6.3% (LIBOR +4.5%)	10/31/2018	10/31/2025	1,716,000	1,708,808	1,697,415
Total Canada						$5,601,639	$5,600,054
Germany
Rhodia Acetow	Consumer goods: Non- Durable	7.42% (LIBOR +5.5%)	04/21/2017	05/31/2023	$975,000	$966,675	$887,250
VAC Germany Holding GmbH	Metals & Mining	5.94% (LIBOR +4%)	02/26/2018	03/08/2025	2,947,500	2,936,579	2,520,113
Total Germany						$3,903,254	$3,407,363
Luxembourg
Travelport Finance	Services: Consumer	6.94% (LIBOR +5%)	03/18/2019	05/30/2026	$2,992,500	$2,937,404	$2,806,965
Total Luxembourg						$2,937,404	$2,806,965
United Kingdom
Auxey Bidco Ltd.	Services: Consumer	6.8% (LIBOR +5%)	08/07/2018	06/16/2025	$5,000,000	$4,836,237	$4,850,000
Connect Finco SARL (9)	Telecommunications	6.41% (LIBOR +4.5%)	09/23/2019	12/11/2026	1,431,818	1,403,182	1,442,443
EG Group	Retail	5.96% (LIBOR +4%)	03/23/2018	02/07/2025	2,816,521	2,805,937	2,810,958
Total United Kingdom						$9,045,356	$9,103,401
United States of America
1A Smart Start, LLC (13)	Services: Consumer	6.3% (LIBOR +4.5%)	08/28/2015	02/21/2022	$4,302,393	$4,291,001	$4,302,393
A Place for Mom, Inc.	Media: Advertising, Printing & Publishing	5.55% (LIBOR +3.75%)	07/28/2017	08/10/2024	3,910,000	3,897,061	3,851,350
A10 Capital, LLC (13)	Banking, Finance, Insurance & Real Estate	8.24% (LIBOR +6.5%)	04/25/2018	05/01/2023	5,000,000	4,966,740	4,950,000
Achilles Acquisition, LLC	Banking, Finance, Insurance & Real Estate	5.81% (LIBOR +4%)	10/04/2018	10/03/2025	3,970,000	3,961,774	4,017,144
Advanced Integration Technology, LP	Aerospace & Defense	6.55% (LIBOR +4.75%)	07/15/2016	04/03/2023	1,935,275	1,924,782	1,903,827
Advisor Group Holdings, Inc.	Banking, Finance, Insurance & Real Estate	6.8% (LIBOR +5%)	07/31/2019	07/31/2026	1,714,286	1,698,089	1,704,651
AG Parent Holdings, LLC	High Tech Industries	6.91% (LIBOR +5%)	07/30/2019	07/31/2026	2,666,667	2,641,550	2,648,893
AgroFresh Inc.	Chemicals, Plastics & Rubber	6.55% (LIBOR +4.75%)	12/01/2015	07/31/2021	1,914,787	1,910,741	1,637,143
Air Medical Group Holdings, Inc.	Healthcare & Pharmaceuticals	6.05% (LIBOR +4.25%)	09/26/2017	03/14/2025	2,205,000	2,192,991	2,144,363
Alcami Carolinas Corp	Healthcare & Pharmaceuticals	6.05% (LIBOR +4.25%)	07/09/2018	07/06/2025	3,950,000	3,934,242	3,634,000
Alchemy US Holdco 1, LLC	Chemicals, Plastics & Rubber	7.29% (LIBOR +5.5%)	10/01/2018	10/10/2025	1,950,000	1,925,832	1,921,364
AMCP Clean Acquisition Co, LLC	Wholesale	6.19% (LIBOR +4.25%)	07/10/2018	06/16/2025	2,383,065	2,373,531	2,329,446
AMCP Clean Acquisition Co, LLC	Wholesale	6.19% (LIBOR +4.25%)	07/10/2018	06/16/2025	576,606	574,299	563,632
American Sportsman Holdings Co	Retail	6.8% (LIBOR +5%)	11/22/2016	09/25/2024	3,910,000	3,874,343	3,905,934
Ansira Holdings, Inc. (3) (13)	Media: Diversified & Production	7.55% (LIBOR +5.75%)	04/17/2018	12/20/2022	609,184	400,804	341,481

The accompanying notes are an integral part of these consolidated financial statements.

Company/Security/Country (11)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Ansira Holdings, Inc. (13)	Media: Diversified & Production	7.55% (LIBOR +5.75%)	12/20/2016	12/20/2022	$1,831,160	$1,822,062	$1,648,044
AP Gaming I, LLC	Hotel, Gaming & Leisure	5.3% (LIBOR +3.5%)	06/06/2016	02/15/2024	2,437,891	2,433,719	2,450,080
APC Aftermarket	Automotive	6.91% (LIBOR +5%)	11/11/2019	05/09/2025	184,294	139,522	172,814
APC Aftermarket	Automotive	6.9% (LIBOR +5%)	11/12/2019	05/10/2024	329,195	236,637	157,740
APFS Staffing Holdings, Inc.	Services: Consumer	6.79% (LIBOR +5%)	04/04/2019	04/15/2026	1,990,000	1,953,817	1,990,000
AQA Acquisition Holdings, Inc.	High Tech Industries	6.19% (LIBOR +4.25%)	10/01/2018	05/24/2023	1,974,684	1,974,684	1,964,810
Ascend Performance Materials Operations, LLC	Chemicals, Plastics & Rubber	7.19% (LIBOR +5.25%)	08/16/2019	08/27/2026	1,147,125	1,125,241	1,158,596
Avaya, Inc.	Telecommunications	5.99% (LIBOR +4.25%)	11/09/2017	12/15/2024	2,344,982	2,327,029	2,308,048
Axiom Global, Inc.	Services: Business	6.85% (LIBOR +4.75%)	09/25/2019	10/01/2026	3,000,000	2,970,842	2,988,750
Barbri, Inc.	Media: Diversified & Production	6.46% (LIBOR +4.25%)	12/01/2017	12/01/2023	3,121,622	3,111,379	3,074,797
BCP Qualtek Merger Sub, LLC	Telecommunications	8.18% (LIBOR +6.25%)	07/16/2018	07/18/2025	3,875,000	3,813,238	3,787,813
Big Ass Fans, LLC	Capital Equipment	5.69% (LIBOR +3.75%)	11/07/2017	05/21/2024	2,449,635	2,441,348	2,463,426
Big River Steel, LLC	Metals & Mining	6.94% (LIBOR +5%)	08/15/2017	08/23/2023	1,955,000	1,943,056	1,959,281
BI-LO, LLC	Retail	9.89% (LIBOR +8%)	05/15/2018	05/31/2024	1,477,500	1,433,778	1,369,768
Brand Energy & Infrastructure Services, Inc.	Energy: Oil & Gas	6.12% (LIBOR +4.25%)	06/16/2017	06/21/2024	2,925,000	2,906,202	2,921,344
California Cryobank, LLC	Healthcare & Pharmaceuticals	5.94% (LIBOR +4%)	08/03/2018	08/06/2025	3,168,229	3,155,531	3,148,586
Cambium Learning, Inc.	Services: Consumer	6.3% (LIBOR +4.5%)	12/18/2018	12/18/2025	1,980,000	1,894,473	1,920,600
Canister International Group, Inc.	Forest Products & Paper	6.51% (LIBOR +4.75%)	12/18/2019	12/21/2026	2,000,000	1,980,039	2,008,750
CC Amulet Intermediate, LLC (4) (10) (13)	Healthcare & Pharmaceuticals	6.66% (LIBOR +4.75%)	06/18/2018	04/30/2020	1,538,462	(2,723)	(3,846)
CC Amulet Intermediate, LLC (13)	Healthcare & Pharmaceuticals	6.55% (LIBOR +4.75%)	06/18/2018	04/30/2024	3,409,615	3,384,414	3,401,091
Cengage Learning Acquisitions, Inc.	Media: Advertising, Printing & Publishing	6.05% (LIBOR +4.25%)	11/07/2019	06/07/2023	2,992,248	2,774,392	2,869,087
Clarity Telecom, LLC	Telecommunications	6.3% (LIBOR +4.5%)	06/27/2019	08/31/2026	3,990,000	3,951,978	4,019,925
Clarkson Eyecare, LLC	Healthcare & Pharmaceuticals	8.05% (LIBOR +6.25%)	08/21/2019	04/02/2021	2,094,750	2,060,377	2,063,329
Clarkson Eyecare, LLC	Healthcare & Pharmaceuticals	8.05% (LIBOR +6.25%)	08/21/2019	04/02/2021	1,396,500	1,373,584	1,375,553
Clear Balance Holdings, LLC (13)	Banking, Finance, Insurance & Real Estate	7.69% (LIBOR +5.75%)	07/07/2015	10/05/2023	4,783,123	4,769,385	4,783,123
Commercial Barge Line Co	Transportation: Cargo	10.68% (LIBOR +8.75%)	11/06/2015	11/12/2020	1,237,500	1,226,932	643,500
Constellis Holdings, LLC (13)	Aerospace & Defense	11.74% (LIBOR +10%)	12/16/2019	12/16/2020	363,746	363,746	363,746
Constellis Holdings, LLC (12)	Aerospace & Defense	6.93% (LIBOR +5%)	04/18/2017	04/21/2024	1,955,000	1,942,981	830,875
Conyers Park Parent Merger Sub, Inc.	Beverage, Food & Tobacco	5.73% (LIBOR +3.75%)	06/21/2017	07/07/2024	1,955,000	1,948,651	1,976,994
CT Technologies Intermediate Holdings, Inc.	Healthcare & Pharmaceuticals	6.05% (LIBOR +4.25%)	02/11/2015	12/01/2021	1,900,450	1,903,286	1,797,826
Deerfield Holdings Corp	Banking, Finance, Insurance & Real Estate	5.05% (LIBOR +3.25%)	12/06/2017	02/13/2025	245,625	245,173	245,383
Discovery Practice Management, Inc. (13)	Healthcare & Pharmaceuticals	6.3% (LIBOR +4.5%)	07/22/2019	06/15/2024	4,974,791	4,952,182	4,912,606
Drilling Info, Inc.	High Tech Industries	6.05% (LIBOR +4.25%)	07/27/2018	07/30/2025	4,443,138	4,425,347	4,420,922

 The accompanying notes are an integral part of these consolidated financial statements.

Company/Security/Country (11)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
DXP Enterprises, Inc.	Wholesale	6.55% (LIBOR +4.75%)	08/16/2017	08/29/2023	$1,466,250	$1,457,277	$1,471,748
E2open, LLC (13)	Transportation: Cargo	7.66% (LIBOR +5.75%)	06/21/2019	11/26/2024	4,987,500	4,942,226	4,937,625
Eliassen Group, LLC (13)	Services: Business	6.3% (LIBOR +4.5%)	10/19/2018	11/05/2024	4,643,956	4,624,791	4,620,736
Empower Payments Acquisition	Services: Business	5.94% (LIBOR +4%)	10/05/2018	10/05/2025	3,960,000	3,951,741	3,964,950
Evo Payments International, LLC	Banking, Finance, Insurance & Real Estate	5.06% (LIBOR +3.25%)	12/08/2016	12/22/2023	2,567,862	2,553,245	2,587,660
Gold Standard Baking, Inc. (12) (13)	Wholesale	6.5% (LIBOR +4.5%)	05/19/2015	07/23/2022	2,528,421	2,390,918	1,238,926
Golden West Packaging Group, LLC	Containers, Packaging & Glass	7.55% (LIBOR +5.75%)	02/09/2018	06/20/2023	4,618,880	4,603,747	4,607,333
Granite Holdings US Acquisition Co	Capital Equipment	7.21% (LIBOR +5.25%)	09/25/2019	09/30/2026	2,926,000	2,840,616	2,940,630
Great Dane Merger Sub, Inc.	High Tech Industries	5.3% (LIBOR +3.5%)	05/02/2018	05/21/2025	2,955,000	2,943,651	2,914,369
Gruden Acquisition, Inc.	Transportation: Cargo	7.44% (LIBOR +5.5%)	06/21/2017	08/18/2022	1,949,239	1,924,155	1,954,112
Higginbotham Insurance Agency, Inc.	Banking, Finance, Insurance & Real Estate	5.8% (LIBOR +4%)	12/14/2017	12/19/2024	4,900,000	4,882,416	4,777,500
Hoffman Southwest Corporation (13)	Environmental Industries	6.44% (LIBOR +4.5%)	05/16/2019	08/14/2023	1,610,023	1,596,150	1,593,923
Hornblower Sub, LLC	Hotel, Gaming & Leisure	6.44% (LIBOR +4.5%)	03/08/2019	04/27/2025	1,771,192	1,763,281	1,779,676
Idera, Inc.	High Tech Industries	6.3% (LIBOR +4.5%)	06/27/2017	06/28/2024	2,308,095	2,293,175	2,319,647
Infoblox, Inc.	High Tech Industries	6.3% (LIBOR +4.5%)	11/03/2016	11/07/2023	2,114,146	2,086,103	2,126,482
Institutional Shareholder Services, Inc.	Services: Business	6.44% (LIBOR +4.5%)	03/04/2019	03/05/2026	1,985,000	1,967,439	1,955,225
Intermedia Holdings, Inc.	Telecommunications	7.8% (LIBOR +6%)	07/13/2018	07/11/2025	2,970,000	2,946,310	2,977,425
International Textile Group, Inc.	Consumer goods: Durable	6.69% (LIBOR +5%)	04/20/2018	05/01/2024	962,500	959,013	798,875
Isagenix International, LLC	Services: Consumer	7.7% (LIBOR +5.75%)	04/26/2018	06/14/2025	1,848,782	1,834,353	1,329,274
Liaison	Services: Business	6.41% (LIBOR +4.5%)	12/13/2019	12/20/2026	2,500,000	2,493,762	2,506,250
LifeScan Global Corp	Healthcare & Pharmaceuticals	8.06% (LIBOR +6%)	06/19/2018	10/01/2024	2,092,500	2,042,626	2,003,569
LSCS Holdings, Inc.	Healthcare & Pharmaceuticals	6.31% (LIBOR +4.25%)	03/09/2018	03/17/2025	2,270,406	2,261,921	2,247,702
MAG DS Corp.	Aerospace & Defense	6.55% (LIBOR +4.75%)	06/01/2018	05/30/2025	2,955,000	2,932,030	2,940,225
Mavenir Systems, Inc.	Telecommunications	7.91% (LIBOR +6%)	05/01/2018	05/08/2025	1,970,000	1,939,810	1,960,150
MDVIP, Inc.	Healthcare & Pharmaceuticals	6.05% (LIBOR +4.25%)	11/10/2017	11/14/2024	2,218,546	2,215,108	2,207,453
Merrill Communications, LLC	Media: Advertising, Printing & Publishing	7.09% (LIBOR +5%)	09/26/2019	09/25/2026	2,000,000	1,980,546	2,019,999
Miller’s Ale House, Inc.	Hotel, Gaming & Leisure	6.96% (LIBOR +4.75%)	05/24/2018	05/21/2025	2,364,000	2,354,767	2,163,059
Nasco Healthcare, Inc. (13)	Healthcare & Pharmaceuticals	6.7% (LIBOR +4.5%)	07/13/2015	06/30/2021	4,442,762	4,437,196	4,442,762
National Seating & Mobility, Inc.	Healthcare & Pharmaceuticals	7.19% (LIBOR +5.25%)	11/12/2019	11/16/2026	2,312,500	2,289,748	2,306,719
New Insight Holdings, Inc.	Services: Business	7.41% (LIBOR +5.5%)	12/08/2017	12/20/2024	1,960,000	1,890,326	1,962,695
NextCare, Inc. (5) (10) (13)	Healthcare & Pharmaceuticals	6.41% (LIBOR +4.5%)	02/13/2018	06/30/2024	630,036	(4,550)	(6,300)
NextCare, Inc. (13)	Healthcare & Pharmaceuticals	6.3% (LIBOR +4.5%)	02/13/2018	06/30/2024	3,816,667	3,788,716	3,778,501

 The accompanying notes are an integral part of these consolidated financial statements.

Company/Security/Country (11)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Northern Star Holdings, Inc.	Utilities: Electric	6.56% (LIBOR +4.5%)	03/28/2018	03/28/2025	$4,175,625	$4,159,917	$4,112,991
Oak Point Partners, LLC (13)	Banking, Finance, Insurance & Real Estate	6.99% (LIBOR +5.25%)	09/13/2017	09/13/2023	2,925,000	2,902,455	2,895,750
OB Hospitalist Group, Inc.	Healthcare & Pharmaceuticals	5.95% (LIBOR +4%)	08/08/2017	08/01/2024	2,191,714	2,184,483	2,169,797
Odyssey Logistics & Technology Corporation	Transportation: Cargo	5.8% (LIBOR +4%)	10/06/2017	10/12/2024	1,943,300	1,936,006	1,921,437
Orion Business Innovations (13)	High Tech Industries	6.45% (LIBOR +4.5%)	03/04/2019	10/21/2024	827,083	819,992	822,948
Orion Business Innovations (13)	High Tech Industries	6.45% (LIBOR +4.5%)	10/18/2018	10/19/2024	2,476,411	2,456,424	2,464,029
OSM MSO, LLC (13)	Healthcare & Pharmaceuticals	6.94% (LIBOR +5%)	10/16/2018	08/09/2023	3,898,052	3,868,839	3,742,130
Output Services Group, Inc.	Services: Business	6.3% (LIBOR +4.5%)	03/26/2018	03/21/2024	4,424,566	4,407,307	3,748,639
Park Place Technologies, LLC	High Tech Industries	5.8% (LIBOR +4%)	03/22/2018	03/22/2025	2,304,900	2,296,237	2,297,225
Parts Town	Beverage, Food & Tobacco	7.45% (LIBOR +5.5%)	11/07/2019	10/15/2025	1,000,000	995,113	997,500
Patriot Rail Co, LLC	Transportation: Cargo	7.22% (LIBOR +5.25%)	10/15/2019	10/11/2026	3,500,000	3,431,872	3,526,250
PH Beauty Holdings III, Inc.	Containers, Packaging & Glass	6.8% (LIBOR +5%)	10/04/2018	09/28/2025	2,962,500	2,937,799	2,829,188
Pivotal Payments	Services: Business	6.8% (LIBOR +5%)	09/27/2018	09/29/2025	3,719,480	3,695,733	3,747,376
PLH Group, Inc.	Energy: Oil & Gas	7.89% (LIBOR +6%)	08/01/2018	07/25/2023	3,909,822	3,839,462	3,787,641
Polar US Borrower	Chemicals, Plastics & Rubber	6.79% (LIBOR +4.75%)	08/21/2018	10/15/2025	2,970,000	2,871,435	2,962,575
Portillo’s Holdings, LLC	Beverage, Food & Tobacco	7.44% (LIBOR +5.5%)	11/27/2019	08/02/2024	1,995,000	1,975,235	1,996,247
Premise Health Holding Corp (6) (10)	Healthcare & Pharmaceuticals	5.41% (LIBOR +3.5%)	08/14/2018	07/10/2025	71,456	(145)	(744)
Premise Health Holding Corp	Healthcare & Pharmaceuticals	5.44% (LIBOR +3.5%)	08/14/2018	07/10/2025	889,234	885,637	879,973
Project Leopard Holdings, Inc.	High Tech Industries	6.3% (LIBOR +4.5%)	06/21/2017	07/07/2023	1,710,713	1,707,907	1,725,690
PSC Industrial Outsourcing, LP	Chemicals, Plastics & Rubber	5.49% (LIBOR +3.75%)	10/05/2017	10/11/2024	1,960,000	1,946,560	1,951,827
Pure Fishing, Inc.	Consumer goods: Non-Durable	6.3% (LIBOR +4.5%)	12/20/2018	11/30/2025	1,191,000	1,149,773	1,115,967
QuickBase, Inc.	Services: Business	5.8% (LIBOR +4%)	03/29/2019	04/03/2026	2,089,500	2,080,161	2,086,888
Quidditch Acquisition Inc.	Beverage, Food & Tobacco	8.8% (LIBOR +7%)	03/16/2018	03/21/2025	1,003,404	988,410	1,013,438
Red Ventures, LLC	Media: Advertising, Printing & Publishing	4.8% (LIBOR +3%)	10/18/2017	11/08/2024	2,018,203	2,004,450	2,035,136
Sabre Industries, Inc.	Capital Equipment	6.04% (LIBOR +4.25%)	04/04/2019	04/15/2026	1,194,000	1,183,255	1,203,331
Silverback Merger Sub, Inc.	High Tech Industries	5.44% (LIBOR +3.5%)	08/11/2017	08/21/2024	1,173,000	1,170,909	1,006,821
SMS Systems Maintenance Services, Inc.	High Tech Industries	6.8% (LIBOR +5%)	02/09/2017	10/30/2023	2,910,000	2,901,640	2,285,805
SoClean, Inc. (13)	Healthcare & Pharmaceuticals	7.91% (LIBOR +6%)	02/13/2018	12/20/2022	4,943,595	4,911,507	4,844,723
Starfish- V Merger Sub, Inc.	High Tech Industries	7.95% (LIBOR +6.25%)	08/11/2017	08/16/2024	1,222,031	1,213,892	1,176,205
Starfish- V Merger Sub, Inc.	High Tech Industries	7.91% (LIBOR +6%)	11/06/2019	08/16/2024	1,000,000	921,259	955,000
Teneo Holdings, LLC	Services: Business	6.99% (LIBOR +5.25%)	07/15/2019	07/11/2025	2,244,375	2,161,458	2,140,573
Thought Works, Inc.	High Tech Industries	5.8% (LIBOR +4%)	10/06/2017	10/11/2024	3,941,058	3,931,810	3,950,911

 The accompanying notes are an integral part of these consolidated financial statements.

Company/Security/Country (11)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Titan Sub, LLC	Aerospace & Defense	6.8% (LIBOR +5%)	09/19/2019	09/21/2026	$2,250,000	$2,228,304	$2,258,438
TOMS Shoes, LLC (13)	Retail	7.29% (LIBOR +5.5%)	12/20/2019	09/30/2025	310,025	310,025	310,025
TOMS Shoes, LLC (13)	Retail	6.96% (LIBOR +5%)	12/27/2019	12/31/2025	654,703	654,703	621,968
Tupelo Buyer, Inc.	Transportation: Cargo	5.55% (LIBOR +3.75%)	10/02/2017	10/07/2024	2,182,133	2,170,299	2,183,507
Uber Technologies, Inc.	Services: Consumer	5.74% (LIBOR +4%)	03/22/2018	04/04/2025	2,758,000	2,747,580	2,760,951
Unified Physician Management, LLC	Healthcare & Pharmaceuticals	6.24% (LIBOR +4.5%)	12/12/2019	11/27/2023	2,375,000	2,351,481	2,363,125
Upstream Newco, Inc.	Healthcare & Pharmaceuticals	6.3% (LIBOR +4.5%)	10/24/2019	11/20/2026	2,933,333	2,918,899	2,959,000
US Shipping Corp	Utilities: Oil & Gas	6.05% (LIBOR +4.25%)	03/09/2016	06/26/2021	205,934	202,560	182,252
Utility One Source, L.P.	Construction & Building	7.3% (LIBOR +5.5%)	04/07/2017	04/18/2023	975,000	969,627	984,750
Vertiv Group Corporation	Capital Equipment	5.93% (LIBOR +4%)	09/30/2016	11/30/2023	1,504,310	1,477,977	1,504,310
Vistage Worldwide, Inc.	Services: Consumer	5.8% (LIBOR +4%)	02/06/2018	02/10/2025	2,475,900	2,471,363	2,463,521
W3 Topco, LLC	Energy: Oil & Gas	7.9% (LIBOR +6%)	08/13/2019	08/16/2025	1,975,000	1,845,098	1,876,260
Weight Watchers International, Inc.	Services: Consumer	6.72% (LIBOR +4.75%)	11/20/2017	11/29/2024	2,254,675	2,222,998	2,263,130
Women’s Care Florida, LLP	Healthcare & Pharmaceuticals	6.3% (LIBOR +4.5%)	08/18/2017	09/29/2023	4,900,000	4,883,438	4,851,000
Wrench Group, LLC	Construction & Building	6.19% (LIBOR +4.25%)	04/15/2019	04/30/2026	3,109,375	3,081,105	3,117,148
Wrench Group, LLC (7) (10)	Construction & Building	4.25% (LIBOR +2.125%)	04/15/2019	04/30/2026	1,041,667	(9,472)	2,604
Yak Access, LLC	Energy: Oil & Gas	6.8% (LIBOR +5%)	06/29/2018	07/02/2025	2,887,500	2,818,276	2,796,371
Zenith American Holding, Inc. (13)	Services: Business	7.19% (LIBOR +5.25%)	03/11/2019	12/13/2024	3,948,054	3,938,771	3,908,573
Zenith American Holding, Inc. (8) (13)	Services: Business	7.19% (LIBOR +5.25%)	03/11/2019	12/13/2024	496,514	119,860	119,163
Total United States of America						$308,072,379	$302,397,245
Total Senior Secured First Lien Term Loans						$331,045,032	$324,815,028
Second Lien Term Loans
United States of America
AQA Acquisition Holdings, Inc.	High Tech Industries	10.09% (LIBOR +8%)	10/01/2018	05/24/2024	$1,000,000	$992,066	$995,000
Constellis Holdings, LLC (12)	Aerospace & Defense	10.93% (LIBOR +9%)	04/18/2017	04/21/2025	1,000,000	990,053	105,000
DiversiTech Holdings, Inc.	Consumer goods: Durable	9.44% (LIBOR +7.5%)	05/18/2017	06/02/2025	2,000,000	1,986,408	1,960,000
Gruden Acquisition, Inc.	Transportation: Cargo	10.44% (LIBOR +8.5%)	07/31/2015	08/18/2023	500,000	488,656	496,720
Midwest Physician Administrative Services, LLC	Healthcare & Pharmaceuticals	8.8% (LIBOR +7%)	08/11/2017	08/15/2025	979,043	972,163	954,567
Park Place Technologies, LLC	High Tech Industries	9.8% (LIBOR +8%)	03/22/2018	03/29/2026	700,000	694,516	694,750
TKC Holdings, Inc.	Services: Business	9.8% (LIBOR +8%)	01/31/2017	02/01/2024	1,849,630	1,840,410	1,683,163

  The accompanying notes are an integral part of these consolidated financial statements.

Company/Security/Country (11)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Wash Multifamily Acquisition, Inc.	Services: Consumer	8.8% (LIBOR +7%)	05/04/2015	05/15/2023	$425,479	$424,129	$406,333
Wash Multifamily Acquisition, Inc.	Services: Consumer	8.8% (LIBOR +7%)	05/04/2015	05/12/2023	74,521	74,284	71,167
Total United States of America						$8,462,685	$7,366,700
Total Second Lien Term Loans						$8,462,685	$7,366,700
Equity Investments
United States of America
TOMS Shoes, LLC (13)	Retail		12/27/2019		8,511	$575,662	$ —
Total United States of America						$575,662	$ —
Total Equity Investments						$575,662	$ —
Total Investments						$340,083,379	$332,181,728
Cash equivalents
Dreyfus Government Cash Management Fund						$10,596,212	$10,596,212
Total Cash equivalents						$10,596,212	$10,596,212

(1)	Variable interest rates indexed to 30-day, 60-day, 90-day or 180-day LIBOR rates, at the borrower’s option. LIBOR rates may be subject to interest rate floors.
(2)	Represents fair value in accordance with ASC Topic 820.
(3)

Represents a delayed draw commitment of $609,184, of which $206,785 was unfunded as of December 31, 2019. Unfunded amounts of a delayed draw position have a lower rate than the contractual fully funded rate. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(4)	Represents a delayed draw commitment of $1,538,462, which was unfunded as of December 31, 2019. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(5)	Represents a delayed draw commitment of $630,036, which was unfunded as of December 31, 2019. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(6)	Represents a delayed draw commitment of $71,456, which was unfunded as of December 31, 2019. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(7)	Represents a delayed draw commitment of $1,041,667, which was unfunded as of December 31, 2019. Issuer pays 4.25% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(8)

Represents a delayed draw commitment of $496,514, of which $372,386 was unfunded as of December 31, 2019. Unfunded amounts of a delayed draw position have a lower rate than the contractual fully funded rate. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(9)	Unsettled trade that interest will start to accrue on when the trade settles. 3 month LIBOR as of December 31, 2019 is shown to reflect possible projected interest rate.
(10)	Unfunded amount will start to accrue interest when the position is funded. 3 month LIBOR as of December 31, 2019 is shown to reflect possible projected interest rate.
(11)	All investments are pledged as collateral for loans payable unless otherwise noted.
(12)	Loan was on non-accrual as of December 31, 2019.
(13)

Investments are valued using significant unobservable inputs. Refer to Level 3 fair value measurements quantitative information table in Note 3 of the Consolidated Financial Statements for further detail.

   The accompanying notes are an integral part of these consolidated financial statements.

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

1.	Organization and Structure

On December 2, 2014, First Eagle Logan JV, LLC, formerly known as THL Credit Logan JV LLC (the “Logan JV”) was formed as a Delaware limited liability company to invest primarily in senior secured first lien term loans.

Logan JV operates under a limited liability agreement dated December 3, 2014 (the “Agreement”), by and among First Eagle Alternative Capital BDC, Inc. (formerly known as THL Credit, Inc.), a Delaware corporation (“FCRD”) and Perspecta Trident LLC, an affiliate of Perspecta Trust LLC, (“Perspecta”), each, a “Member” and, collectively, the “Members”. All Logan JV investment decisions must be unanimously approved by Logan JV’s investment committee consisting of one representative from each of FCRD and Perspecta.

Logan JV is capitalized with capital contributions which are called from the Members, on a pro-rata basis based on their capital commitments, as transactions are completed. Any decision by Logan JV to call down on capital commitments requires the explicit authorization of each Member, and each Member may withhold such authorization for any reason in its sole discretion.

Logan JV invests capital contributions into its wholly owned investment company subsidiary, First Eagle Logan JV SPV I, LLC, formerly known as THL Credit Logan JV SPV I LLC, (the “SPV”), a Delaware limited liability company formed on December 1, 2014. The SPV operates under a limited liability agreement dated December 3, 2014, with Logan JV, its “Initial Member” and “Designated Manager”. Logan JV shall continue without dissolution until all investments are liquidated by the company.

The SPV invests capital contributions from Logan JV, along with borrowings from a syndicated senior credit facility, primarily in broadly syndicated loans, in addition to directly originated loans.

The fully consolidated company is herein referred to as the “Company”.

2.	Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of Logan JV have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Designated Manager has determined Logan JV is an investment company under ASC 946 in accordance with GAAP. Therefore Logan JV follows the accounting and reporting guidance for investment companies.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the use of certain estimates and assumptions that may affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ significantly from the estimates included in the financial statements, and such differences could be material.

Consolidation

Logan JV follows the guidance in ASC Topic 946 Financial Services—Investment Companies (“ASC Topic 946”) and will not generally consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to Logan JV. Logan JV has consolidated its wholly owned subsidiary, the SPV. All inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits and a money market fund held with one financial institution as of December 31, 2020 and 2019. Cash held in demand deposit accounts may exceed the Federal Deposit Insurance Corporation insured limit and therefore is subject to credit risk. Cash equivalents are assets with an original maturity of three months or less. As of December 31, 2020 and 2019, Logan JV held $31,631,587 and $10,596,212 of cash equivalents, respectively.

Deferred Financing Costs

Deferred financing costs consist of fees and expenses paid in connection with the closing of the credit facility. These costs are capitalized at the time of payment and are amortized using the straight line method over the term of the credit facility. Capitalized deferred financing costs related to the credit facility are presented net against the respective balance outstanding on the Consolidated Statements of Assets, Liabilities and Members’ Capital.

Distributions

Logan JV intends to make regular quarterly cash distributions of all or a portion of its net investment income and net realized gains.

Investment Transactions and Investment Income

Investment transactions are recorded on a trade-date basis. Logan JV measures realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, using the specific identification method. Logan JV reports changes in fair value of investments that are measured at fair value as a component of net change in unrealized appreciation or depreciation on investments in the Consolidated Statements of Operations.

Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis to the extent that Logan JV expects to collect such amounts. Original issue discount, principally representing the market discount or premium are capitalized and accreted or amortized into interest income over the life of the respective security using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion/amortization of discounts and premiums and upfront loan origination fees.

Logan JV capitalizes and amortizes upfront loan origination fees received in connection with the closing of investments. The unearned income from such fees is accreted into interest income over the contractual life of the loan based on the effective interest method. Upon prepayment of a loan or debt security, any prepayment penalties, unamortized upfront loan origination fees, and unamortized discounts are recorded as interest income.

Logan JV may have investments in its portfolio which contain a contractual paid-in-kind, or PIK, interest provision. PIK interest is computed at the contractual rate specified in each investment agreement, is added to the principal balance of the investment, and is recorded as income. Logan JV will cease accruing PIK interest if there is insufficient value to support the accrual or if amounts are not expected to be collectible and will generally only begin to recognize PIK income again when all principal and interest have been paid or upon a restructuring of the investment where the interest is deemed collectable.

Loans are placed on non-accrual status when principal or interest payments are past due 30 days or more and/or when it is no longer probable that principal or interest will be collected. However, Logan JV may make exceptions to this policy if the loan has sufficient collateral value and is in the process of collection. As of December 31, 2020, the Company has one loan on non-accrual with an amortized cost basis of $2,227,158 and fair value of $1,017,625. As of December 31, 2019 the Company had three loans on non-accrual with an amortized cost basis of $5,323,952 and fair value of $2,174,801.

Other income includes unused commitment fees associated with investments in portfolio companies and amendment fees.

Expenses are recorded on an accrual basis.

Revolving and Unfunded Delayed Draw Loans

For Logan JV’s investments in revolving and delayed draw loans, the cost basis of the investments purchased is adjusted for the cash received for the discount on the total balance committed. The fair value is also adjusted for unrealized appreciation or depreciation on the unfunded portion. As a result, the purchase of commitments not completely funded may result in a negative value until it is offset by the future amounts called and funded. As of December 31, 2020 and 2019, Logan JV had $6,175,167 and $3,860,792 of unfunded commitments, respectively.

Income Taxes

As a limited liability company, Logan JV itself is not subject to U.S. Federal income taxes. Each Member is individually liable for income taxes, if any, on its share of Logan JV’s net taxable income. Interest, dividends and other income realized by Logan JV from non-U.S. sources and capital gains realized on the sale of securities of non-U.S. issuers may be subject to withholdings and other taxes levied by the jurisdiction in which the income is sourced. Each Member is required for income tax purposes to take into account its distributive share of all items of Logan JV’s income, gain, loss, deductions, and other items for such taxable year of

Logan JV. The tax basis income and losses may differ from the income and losses in the Statements of Operations, which is prepared in accordance with GAAP.

Logan JV determines whether a tax position is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, any tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. There were no uncertain tax positions as of December 31, 2020 and 2019. Logan JV’s federal tax years 2018 forward remain subject to examination by taxing authorities.

3.	Investment Valuation

Investments, for which market quotations are readily available, are valued using market quotations, which are generally obtained from an independent pricing service, broker-dealers or market makers.

Investments for which market quotations are not readily available, or are not considered to be the best estimate of fair value, are valued at fair value as determined in good faith by Logan JV. Consequently, it is expected that certain portfolio investments’ values will be determined in good faith by Logan JV following its documented valuation policy. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of Logan JV’s investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

With respect to investments for which market quotations are not readily available or not considered to be the best estimate, Logan JV develops a valuation for each investment in the Company. Logan JV may also use independent valuation firms to provide independent appraisals and present a valuation recommendation that it considers in determining the fair value of certain investments in the Company.

The types of factors that Logan JV may take into account in estimating fair value pricing of its investments include, as relevant, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, comparison to publicly traded securities and other relevant factors. Logan JV generally utilizes an income approach to value its debt investments and a combination of income and market approaches to value equity investments, if applicable. With respect to unquoted securities, Logan JV, in periodic consultation with independent third party valuation firm, values each investment considering, among other measures, discounted cash flow models, comparisons of financial ratios of peer companies that are public and other factors. For debt investments, Logan JV determines the fair value primarily using an income or yield approach that analyzes the discounted cash flows of interest and principal for the debt security, as set forth in the associated loan agreements, as well as the financial position and credit risk of each portfolio investment. Logan JV’s estimate of the expected repayment date is generally the legal maturity date of the instrument. The yield analysis considers changes in leverage levels, credit quality, portfolio company performance and other factors.

In accordance with the authoritative guidance on fair value measurements and disclosures under GAAP, Logan JV discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 – Quoted prices in markets that are not considered to be active or financial instruments for which significant inputs are observable, either directly or indirectly;

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The level of an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by management.

Logan JV considers whether the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly in determining fair value. Accordingly, if Logan JV determines that either the volume and/or level of activity for an asset or liability has significantly decreased (from normal conditions for that asset or liability) or price quotations or observable inputs are not associated with orderly transactions, increased analysis and management judgment will be required to estimate fair value. Valuation techniques such as an income approach might be appropriate to supplement or replace a market approach in those circumstances.

The following is a summary of the industry classification in which Logan JV was invested as of December 31, 2020:

Industry	Cost	Fair Value	% of Members’ Capital
Aerospace & defense	$6,874,778	$6,581,081	7.73%
Banking, finance, insurance & real estate	23,162,371	22,909,634	26.90%
Beverage, food & tobacco	5,656,746	5,576,151	6.55%
Capital equipment	2,824,720	2,903,908	3.41%
Chemicals, plastics & rubber	5,959,177	5,883,245	6.91%
Construction & Building	1,940,967	1,948,942	2.29%
Consumer goods	5,028,102	4,868,858	5.72%
Containers, packaging & glass	7,449,695	7,083,093	8.32%
Energy	10,937,565	10,440,703	12.26%
Environmental industries	1,568,621	1,538,993	1.81%
Forest Products & Paper	1,968,037	1,978,797	2.32%
Healthcare & pharmaceuticals	37,234,600	35,870,079	42.12%
High tech industries	21,254,005	21,138,313	24.82%
Hotel, gaming & leisure	6,212,299	5,912,225	6.94%
Media	11,331,726	10,507,294	12.34%
Metals & Mining	2,908,791	2,173,538	2.55%
Retail	2,779,453	2,763,143	3.24%
Services	51,944,588	49,147,562	57.71%
Telecommunications	5,122,448	5,003,008	5.87%
Transportation	9,903,985	9,913,546	11.64%
Utilities	4,325,368	4,236,834	4.97%
Wholesale	5,147,329	3,039,127	3.57%
Total investments	$231,535,371	$221,418,074	259.99%

The following is a summary of the industry classification in which Logan JV was invested as of December 31, 2019:

Industry	Cost	Fair Value	% of Members’ Capital
Aerospace & defense	$10,381,895	$8,402,111	8.06%
Automotive	376,159	330,554	0.32%
Banking, finance, insurance & real estate	25,979,277	25,961,210	24.91%
Beverage, food & tobacco	5,907,410	5,984,179	5.74%
Capital equipment	7,943,196	8,111,697	7.78%
Chemicals, plastics & rubber	9,779,810	9,631,505	9.24%
Construction & Building	4,041,260	4,104,502	3.94%
Consumer goods	5,061,870	4,762,092	4.57%
Containers, packaging & glass	7,541,545	7,436,521	7.13%
Energy	11,409,038	11,381,616	10.92%
Environmental industries	1,596,150	1,593,923	1.53%
Forest Products & Paper	1,980,039	2,008,750	1.93%
Healthcare & pharmaceuticals	62,960,951	62,217,484	59.69%
High tech industries	37,179,971	36,466,923	34.98%
Hotel, gaming & leisure	6,551,766	6,392,816	6.13%
Media	15,990,694	15,839,895	15.20%
Metals & Mining	4,879,635	4,479,394	4.30%
Retail	9,654,449	9,018,653	8.65%
Services	67,208,070	65,999,954	63.30%
Telecommunications	16,381,547	16,495,803	15.82%
Transportation	16,120,145	15,663,151	15.03%
Utilities	4,362,477	4,295,243	4.12%
Wholesale	6,796,025	5,603,752	5.38%
Total investments	$340,083,379	$332,181,728	318.67%

The following is a summary of the geographical concentration of Logan JV’s investment portfolio as of December 31, 2020:

	Cost	Fair Value	% of Members’ Capital
Australia	$1,475,986	$1,384,537	1.63%
Canada	5,512,344	5,319,060	6.25%
Germany	3,867,972	3,059,731	3.59%
Luxembourg	4,584,710	4,240,118	4.98%
United Kingdom	7,645,764	7,296,468	8.57%
United States of America	208,448,595	200,118,160	234.97%
Total investments	$231,535,371	$221,418,074	259.99%

The following is a summary of the geographical concentration of Logan JV’s investment portfolio as of December 31, 2019:

	Cost	Fair Value	% of Members’ Capital
Australia	$1,485,000	$1,500,000	1.44%
Canada	5,601,639	5,600,054	5.37%
Germany	3,903,254	3,407,363	3.27%
Luxembourg	2,937,404	2,806,965	2.69%
United Kingdom	9,045,356	9,103,401	8.73%
United States of America	317,110,726	309,763,945	297.17%
Total investments	$340,083,379	$332,181,728	318.67%

The following is a summary of the levels within the fair value hierarchy in which Logan JV was invested as of December 31, 2020:

	Fair Value	Level 1	Level 2	Level 3
First Lien	$214,678,837	$ —	$42,949,605	$171,729,232
Second Lien	6,706,982	—	2,614,880	4,092,102
Equity	32,255	—	—	32,255
Total investments	221,418,074	—	45,564,485	175,853,589
Cash equivalents	31,631,587	31,631,587	—	—
Total assets at fair value	$253,049,661	$31,631,587	$45,564,485	$175,853,589

The following is a summary of the levels within the fair value hierarchy in which Logan JV was invested as of December 31, 2019:

	Fair Value	Level 1	Level 2	Level 3
First Lien	$324,815,028	$ —	$49,805,817	$275,009,211
Second Lien	7,366,700	—	—	7,366,700
Equity	—	—	—	—
Total investments	332,181,728	—	49,805,817	282,375,911
Cash equivalents	10,596,212	10,596,212	—	—
Total assets at fair value	$342,777,940	$10,596,212	$49,805,817	$282,375,911

The following table rolls forward the changes in fair during the year ended December 31, 2020 for investments classified within Level 3:

	First Lien	Second Lien	Equity	Total
Balance as of January 1, 2020	$275,009,211	$7,366,700	$ —	$282,375,911
Purchases	19,900,842	28,461	203,695	20,132,998
Sales and repayments	(100,150,652)	(700,000)	—	(100,850,652)
Unrealized (depreciation) appreciation	(3,281,600)	968,233	404,222	(1,909,145)
Net realized loss	(8,262,155)	(985,064)	(575,662)	(9,822,881)
Net accretion of premiums, discounts and fees	691,953	51,502	—	743,455
Transfers into Level 3	5,827,741	—	—	5,827,741
Transfers out of Level 3	(18,006,108)	(2,637,730)	—	(20,643,838)
Balance as of December 31, 2020	$171,729,232	$4,092,102	$32,255	$175,853,589

Transfers into and out of Level 3 are primarily attributable to changes in the level of market activity during the period. It is Logan JV’s policy to recognize transfers into and out of Level 3 at the beginning of the reporting period.

The following table rolls forward the changes in fair during the year ended December 31, 2019 for investments classified within Level 3:

	First Lien	Second Lien	Equity	Total
Balance as of January 1, 2019	$272,772,325	$16,609,760	$—	$289,382,085
Purchases	81,580,870	—	575,662	82,156,532
Sales and repayments	(66,992,882)	(7,653,635)	—	(74,646,517)
Unrealized depreciation	(1,793,025)	(882,476)	(575,662)	(3,251,163)
Net realized gain	(4,408,564)	(761,308)	—	(5,169,872)
Net accretion of premiums, discounts and fees	863,145	54,359	—	917,504
Transfers into Level 3	13,163,797	—	—	13,163,797
Transfers out of Level 3	(20,176,455)	—	—	(20,176,455)
Balance as of December 31, 2019	$275,009,211	$7,366,700	$—	$282,375,911

The following provides quantitative information about Level 3 fair value measurements as of December 31, 2020:

Description	Fair Value at December 31, 2020 (1)	Valuation Technique	Unobservable Inputs	Weighted Average(2)
First Lien	$46,678,173	Discounted Cash Flows (income approach)	Comparative Yield	5.6%-14.9% (8.1%)
	7,909,668	Discounted Cash Flows (income approach)	Weighted Average Cost of Capital	5.2%-7.9% (6.6%)
	5,592,039	Market comparable companies (market approach)	EBITDA multiple	4.5x-5.0x (4.6x)
$60,179,880

(1)

Included within the Level 3 assets of $175,853,589 is an amount of $115,673,709 for which Logan JV did not develop the unobservable inputs for the determination of fair value (examples included insufficient liquidity, single source quotation and prior or pending transactions).

(2)	Weighted average based upon the fair value of the investments in each investment category.

The following provides quantitative information about Level 3 fair value measurements as of December 31, 2019:

Description	Fair Value at December 31, 2019 (1)	Valuation Technique	Unobservable Inputs	Weighted Average(2)
First Lien	$30,739,069	Discounted Cash Flows (income approach)	Comparative Yield	5.9%-10.0% (7.6%)
	22,202,025	Discounted Cash Flows (income approach)	Weighted Average Cost of Capital	5.5%-13.1% (6.7%)
	12,093,026	Market comparable companies (market approach)	EBITDA multiple	0.3x-8.0x (6.1x)
Equity	0	Market comparable companies (market approach)	EBITDA multiple	5.7x
	$65,034,120

(1)

Included within the Level 3 assets of $282,375,911 is an amount of $217,341,791 for which Logan JV did not develop the unobservable inputs for the determination of fair value (examples included single source quotation and prior or pending transactions).

(2)	Weighted average based upon the fair value of the investments in each investment category.

The two primary significant unobservable input used in the fair value measurement of the Company’s debt securities is the weighted average cost of capital, or WACC, and the comparative yield. Significant increases (decreases) in the WACC or in the comparative yield in isolation would result in a significantly lower (higher) fair value measurement. In determining the WACC, for the income, or yield approach, the Company considers current market yields and multiples, portfolio company performance, leverage levels, credit quality, among other factors, the performance of the portfolio company and the expected term of the investment. Changes in one or more of these factors can have a similar directional change on other factors in determining the appropriate WACC to use in the income approach. In determining the comparative yield, for the income, or yield approach, the Company considers current market yields and multiples, weighted average cost of capital, portfolio company performance, leverage levels, credit quality, among other factors. Changes in one or more of these factors can have a similar directional change on other factors in determining the appropriate comparative yield to use in the income approach. To determine the multiple for the market approach, the Company considers current market trading and/or transaction multiples, portfolio company performance (financial ratios) relative to public and private peer companies and leverage levels, among other factors. Changes in one or more of these factors can have a similar directional change on other factors in determining the appropriate multiple to use in the market approach. Significant increases (decreases) in the multiple, in isolation would result in a significantly higher (lower) fair value measurement.

4.	Credit Facility

On December 17, 2014, Logan JV, through Logan JV SPV, entered into a senior credit facility (the “Facility”) with Deutsche Bank AG. The facility as amended allows the Company to borrow up to $275,000,000 subject to a borrowing base from Deutsche Bank AG and other co-lenders. As of December 31, 2020, the revolving loan period is scheduled to end on January 12, 2021 with a final maturity date of January 12, 2023. The Facility was amended on January 9, 2021, the amended terms are disclosed in the subsequent events footnote.

As of December 31, 2020 and 2019, the Company had $166,541,123 and $236,141,123 of outstanding borrowings under the Facility, respectively. The Facility requires payment of interest on a quarterly basis using three month LIBOR (with no LIBOR floor) plus 2.20%. The Facility’s all-in interest rate as of December 31, 2020 and 2019 was 2.44% and 4.19%, respectively. The Company repaid $75,500,000 to the Facility during the year ended December 31, 2020.

Borrowings under the Facility are subject to, among other things, a minimum borrowings base. The Facility has certain collateral requirements and/or financial covenants, including covenants related to: (a) limitations on the incurrence of additional indebtedness, (b) eligibility of certain investments, (c) limitations on concentrations, (d) collateral quality tests, and (e) compliance with certain financial maintenance standards including minimum Members’ capital. In addition to the financial maintenance standards, described in the preceding sentence, borrowings under the Facility are subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

The Facility’s document also includes default provisions such as the failure to make timely payments, uncured breach of the borrowing base, borrower bankruptcy, the occurrence of a change in control, and the Company’s failure to materially perform under the operative agreements governing the Facility, which, if not complied with, could, at the option of the lender, accelerate repayment under the Facility, thereby materially and adversely affecting liquidity, financial condition and results of operations. Each loan originated under the Facility is subject to the satisfaction of certain conditions. It cannot be assured that Logan JV will be able to borrow funds under the Facility at any particular time or at all. The Company is currently in compliance with all financial covenants under the Facility; and was so during the period.

As of December 31, 2020 and 2019, the carrying amount of the Company’s outstanding loan approximated fair value. The fair values of the Company’s loan is determined in accordance with ASC 820, which defines fair value in terms of the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value of the Company’s loan is estimated based upon market interest rates and entities with similar credit risk. As of December 31, 2020 and 2019, the loan would be deemed to be Level 3 of the fair value hierarchy.

For the years ended December 31, 2020, 2019, and 2018, the Company incurred interest expense and related fees, excluding amortization of deferred financing costs, of $7,370,914, $11,838,691, and $9,769,526, respectively.

For the years ended December 31, 2020, 2019, and 2018, amortization of deferred financing costs totaled $808,353, $805,229, and $740,789 respectively. The unamortized fees and expenses are presented in the Consolidated Statements of Assets, Liabilities and Members’ Capital as a reduction to the loans payable balance and are being amortized using the straight line method.

The Company has agreed, with the various parties to the Facility, to reasonably cooperate with each other, in good faith, to amend the Facility’s agreement and replace references to LIBOR with any alternative floating reference rate (and any associated terms and provisions) that is being generally used in U. S. credit markets for similar types of facilities, should LIBOR cease to exist, or is reasonably expected to cease within the succeeding three months.

5.	Recent Accounting Pronouncements

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848),” which provides optional expedients and exceptions for applying GAAP to contracts and other transactions affected by reference rate reform if certain criteria are met. The amendments apply only to contracts and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. ASU 2020-04 is effective as of March 12, 2020 through December 31, 2022, at the Company’s election. Logan JV is currently evaluating the impact of adopting ASU 2020-04 on its consolidated financial statements.

In January 2021, the FASB issued ASU 2021-01, “Reference Rate Reform (Topic 848),” which clarifies certain optional expedients and exceptions for applying GAAP to derivatives affected by reference rate reform. ASU 2021-01 is effective as of January 7, 2021 through December 31, 2022, at the Company’s election. Logan JV is currently evaluating the impact of adopting ASU 2021-01 on its consolidated financial statements.

6.	Investment Risk

Logan JV’s investing activities expose it to various types of risks that are associated with the markets and financial instruments in which it invests. The significant types of financial risks to which Logan JV is exposed include, but are not limited to, market risk, credit risk, liquidity risk, and interest risk.

Market Risk

Market risk encompasses the potential for both losses and gains and includes, but is not limited to, price risk. Logan JV’s investments are long-term and illiquid and there is no assurance that Logan JV will achieve investment objectives including targeted returns.

Credit Risk

The value of Logan JV’s investments will generally fluctuate in response to company, political, or economic developments and can decline significantly over short periods of time or during periods of general or regional economic difficulty. Lower-quality debt securities involve greater risk of default or price changes due to changes in the credit quality of the issuer. Lower-quality debt securities can be thinly traded or have restrictions on resale, making them difficult to sell at an acceptable price. The default rate for lower-quality debt securities is likely to be higher during economic recessions or periods of high interest rates.

Liquidity Risk

Logan JV invests in syndicated bank loans. Syndicated loans are typically bought and sold by institutional investors in individually negotiated private transactions that function in many respects like an over-the-counter (“OTC”) secondary market, although no formal market-makers exist. This market, while having grown substantially, generally has fewer trades and less liquidity than the secondary market for other types of securities. Some syndicated loans have few or no trades, or trade infrequently, and information regarding a specific senior loan may not be widely available or may be incomplete. For loans that are provided directly to borrowers, all of these positions are subject to legal and other restrictions on resale or will be otherwise less liquid than publicly traded securities. The illiquidity of its investments may make it difficult for Logan JV to sell such investments if the need arises. In addition, if Logan JV is required to liquidate all or a portion of its portfolio quickly, Logan JV may realize significantly less than the value at which it had previously recorded its investments. The extent of this exposure is reflected in the carrying value of these financial assets and recorded in the Consolidated Statements of Assets, Liabilities and Members’ Capital. Further, Logan JV may face other restrictions on its ability to liquidate an investment in a portfolio company to the extent that it, or an affiliated entity, has material non-public information regarding such portfolio company.

Interest Risk

The value of Logan JV’s investments will generally fluctuate with, among other things, changes in prevailing interest rates, general economic conditions, the condition of certain financial markets, developments or trends in any particular industry and the financial condition of the issuer. Some of Logan JV’s investments involve the acquisitions of fixed income securities. Any increase to prevailing interest rates may result in a decrease in the value of fixed income securities held or vice versa. Additionally, changes in market rates may result in declining yields upon reinvestment of excess cash balances.

LIBOR Risk

On July 27, 2017, the United Kingdom Financial Conduct Authority (“FCA”) announced that it would phase out the London Interbank Offered Rate (“LIBOR”) as a benchmark by the end of 2021. It is unclear whether new methods of calculating LIBOR will be established such that it continues to exist after 2021 and has indicated that market participants should not rely on LIBOR being available after 2021. As an alternative to LIBOR, for example, the U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, is considering replacing U.S.-dollar LIBOR with the Secured Overnight Financing Rate (“SOFR”), a new index calculated by short-term repurchase agreements, backed by Treasury securities. Abandonment of or modifications to LIBOR could have adverse impacts on newly issued financial instruments and our existing financial instruments which reference LIBOR. While some instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate setting methodology, not all instruments may have such provisions and there is significant uncertainty regarding the effectiveness of any such alternative methodologies. Abandonment of or modifications to LIBOR could lead to significant short-term and long-term uncertainty and market instability. If LIBOR ceases to exist, we and our investments may need to amend or restructure our existing LIBOR-based debt instruments and any related hedging arrangements that extend beyond 2021, which may be difficult, costly and time consuming. In addition, from time to time we invest in floating rate loans and investment securities whose interest rates are indexed to LIBOR. Uncertainty as to the nature of alternative reference rates and as to potential changes or other reforms to

LIBOR, or any changes announced with respect to such reforms, may result in a sudden or prolonged increase or decrease in the reported LIBOR rates and the value of LIBOR-based loans and securities, including those of other issuers we or our funds currently own or may in the future own. It remains uncertain how such changes would be implemented and the effects such changes would have on us, issuers of instruments in which we invest and financial markets generally.

The expected discontinuation of LIBOR could have a significant impact on the Company’s business. The dollar amount of our outstanding debt investments and borrowings that are linked to LIBOR with maturity dates after the anticipated discontinuation date of 2021 is material. We anticipate significant operational challenges for the transition away from LIBOR including, but not limited to, amending existing loan agreements with borrowers on investments that may have not been modified with fallback language and adding effective fallback language to new agreements in the event that LIBOR is discontinued before maturity. Beyond these challenges, we anticipate there may be additional risks to our current processes and information systems that will need to be identified and evaluated by us. Due to the uncertainty of the replacement for LIBOR, the potential effect of any such event on our cost of capital and net investment income cannot yet be determined. In addition, the cessation of LIBOR could:

•

Adversely impact the pricing, liquidity, value of, return on and trading for a broad array of financial products, including any LIBOR-linked securities, loans and derivatives that are included in our assets and liabilities;

•

Require extensive changes to documentation that governs or references LIBOR or LIBOR-based products, including, for example, pursuant to time-consuming renegotiations of existing documentation to modify the terms of outstanding investments;

•	Result in inquiries or other actions from regulators in respect of our preparation and readiness for the replacement of LIBOR with one or more alternative reference rates;

•

Result in disputes, litigation or other actions with investments, or other counterparties, regarding the interpretation and enforceability of provisions in our LIBOR-based investments, such as fallback language or other related provisions, including, in the case of fallbacks to the alternative reference rates, any economic, legal, operational or other impact resulting from the fundamental differences between LIBOR and the various alternative reference rates;

•

Require the transition and/or development of appropriate systems and analytics to effectively transition our risk management processes from LIBOR-based products to those based on one or more alternative reference rates, which may prove challenging given the limited history of the proposed alternative reference rates; and

•	Cause us to incur additional costs in relation to any of the above factors.

There is no guarantee that a transition from LIBOR to an alternative will not result in financial market disruptions, significant increases in benchmark rates, or borrowing costs to borrowers, any of which could have a material adverse effect on the Company’s business, result of operations, financial condition, and unit price.

COVID-19 Developments

We are closely monitoring developments related to the COVID-19 pandemic to assess its impact on the Company’s business; while, due to the evolving and highly uncertain nature of this event, it currently is not possible to estimate its impact precisely, the COVID-19 pandemic has and may in the future adversely impact the Company’s business, financial condition, results of operations, liquidity or prospects in a number of ways. For instance, our investment portfolio (and, specifically, the valuations of investment assets we hold) has been, and may continue to be, adversely affected as a result of market developments from the COVID-19 pandemic and uncertainty regarding its outcome.. Moreover, changes in interest rates, reduced liquidity or a continued slowdown in U.S. or global economic conditions may also adversely affect the Company’s business, financial condition, results of operations, liquidity or prospects. Further, extreme market volatility may leave us unable to react to market events in a prudent manner consistent with our historical practices in dealing with more orderly markets. Although it is impossible to predict with certainty the potential full magnitude of the business and economic ramifications, COVID-19 has impacted, and may further impact, the Company’s business in various ways, including but not limited to:

•

From an operational perspective, the workforces of our vendors, service providers and counterparties, may be adversely affected by the COVID-19 pandemic or efforts to mitigate the pandemic, including government-mandated shutdowns, requests or orders for employees to work remotely, and other social distancing measures, in the U.S., which could result in an adverse impact on our ability to conduct the Company’s business;

•	While the market dislocation caused by COVID-19 may present attractive investment opportunities, due to increased volatility in the financial markets, we may not be able to complete those investments;
•

If the impact of COVID-19 continues, we may have more limited opportunities to successfully exit existing investments, due to, among other reasons, lower valuations, decreased revenues and earnings, or lack of potential buyers with financial resources to pursue an acquisition, resulting in a reduced ability to realize value from such investments;

•

Our investments are facing or may face in the future increased credit and liquidity risk due to volatility in financial markets, reduced revenue streams, and limited or higher cost of access to preferred sources of funding, which may result in potential impairment of our investments. Changes in the debt financing markets are impacting, or, if the volatility in financial market continues, may in the future impact, the ability of our investments to meet their respective financial obligations;

•

Borrowers of loans, notes and other credit instruments in our portfolio may be unable to meet their principal or interest payment obligations or satisfy financial covenants, resulting in a decrease in value of our investments and lower than expected return. In addition, for variable interest instruments, lower reference rates resulting from government stimulus programs in response to COVID-19 could lead to lower interest income;

•

Many of our investments operate in industries that are materially impacted by COVID-19, including but not limited to healthcare, travel, entertainment and hospitality. Many of these companies are facing operational and financial hardships resulting from the spread of COVID-19 and related governmental measures, such as the closure of stores, restrictions on travel, quarantines or stay-at-home orders. If the disruptions caused by COVID-19 continue and the restrictions put in place are not lifted, the businesses of these investments could suffer materially or become insolvent, which would decrease the value of our investments;

•

An extended period of remote working by the Administrator’s (see note 7 below) employees could strain its technology resources and introduce operational risks, including heightened cybersecurity risk. Remote working environments may be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts that seek to exploit the COVID-19 pandemic; and

•

COVID-19 presents a significant threat to the Administrator’s employees’ well-being and morale. While the Administrator has implemented a business continuity plan to protect the health of its employees and has contingency plans in place for key employees or executive officers who may become sick or otherwise unable to perform their duties for an extended period of time, such plans cannot anticipate all scenarios, and Logan JV may experience potential loss of productivity or a delay in the roll out of certain strategic plans.

The full extent of COVID-19 pandemic is uncertain. Although vaccines have been developed and are being distributed throughout the U.S. and worldwide, the COVID-19 pandemic and its after-effects will continue to impact our operations, even after the vaccines have been widely distributed. Furthermore, the efficacy of such vaccines on newly and yet-to-be discovered strains of COVID-19 is uncertain.

In addition to the foregoing, the pandemic is exacerbating many of the other risks described herein.

7.	Related Party Transactions

Administration Expenses

Administration services are provided by First Eagle Alternative Credit, LLC, formerly known as THL Credit Advisors LLC, (the “Administrator”) a Delaware limited liability company, through an administration agreement approved by Logan JV on December 3, 2014. In accordance with the agreement, the Administrator shall provide such services necessary for the operation of Logan JV; including, but not limited to, office facilities, clerical, bookkeeping and record keeping services. In connection with these services, the Administrator is entitled to be reimbursed for the costs and expenses incurred by the Administrator in performing its responsibilities under the agreement. Logan JV will reimburse the Administrator for its allocable portion of the costs and expenses incurred by the Administrator in performance of its duties under the administration agreement. For the years ended December 31, 2020 and 2019, and 2018, Logan JV incurred $159,725, $161,645, and $191,992, respectively, that are included in other general and administrative expenses in the Consolidated Statements of Operations. As of December 31, 2020 and 2019, $50,000 was payable to the Administrator, and is included within accrued expenses on the Consolidated Statements of Assets, Liabilities and Members’ Capital.

Logan JV does not pay management fees or incentive fees.

8.	Members’ Capital

Commitments and Contributions

Member interests in Logan JV, as defined in the Agreement, refer to percentage interests (the “Percentages”) based on capital commitments. As set forth in the Agreement, each Member is deemed to be a Managing Member. Aggregate commitments totaling $250,000,000 have been raised from the Members. On July 1, 2020 the Agreement was amended and the aggregate commitments now total $137,500,000. FCRD has committed to provide 80%, or $110,000,000, of the total commitment, of which $100,600,000 has been called through December 31, 2020. The remaining 20%, or $27,500,000, of the total commitment will be provided by Perspecta, of which $25,150,000 has been called through December 31, 2020. For the years ended

December 31, 2020, 2019 and 2018, $0, $10,000,000 and $32,000,000 of capital was called, respectively. The Members had contributed 91.5%, 50.3% and 46.3% of their capital commitments as of December 31, 2020, 2019 and 2018, respectively. In February 2019, the Company returned $4,000,000 to the Members and in March of 2020 the Company returned $6,000,000 to the Members. FCRD’s and Perspecta’s commitment as of December 31, 2020 were $92,600,000 and $23,150,000, respectively.

Capital Accounts

Capital Accounts are maintained for each Member consisting of the Members’ Capital Contribution, increased or decreased by Profit or Loss (each as defined in the Agreement) allocated to the Member, decreased by the cash or Value (as defined in the Agreement) of property distributed to the Member (giving net effect to any liabilities to which the property is subject or which the Member assumes), and otherwise maintained consistent with this Agreement. In the event that the Administrator under the agreement, determines that it is prudent to modify the manner in which capital accounts, including all debits and credits to the capital accounts, are computed in order to be maintained consistent with the Agreement, the Administrator is authorized to make those modifications to the extent that they do not result in a material adverse effect to any Member.

Allocations of Profit and Loss

Subject to the Agreement, Profit or Loss is allocated among the Members on a pro rata basis. Loss is allocated among the Members pro rata in accordance with their capital accounts. Profit is allocated among the Members (i) first, pro rata until the cumulative amount of profit allocated to a Member (or any transferee of any Member) equals the cumulative amount of Loss previously allocated to the Member (or any transferee of that Member) and (ii) thereafter pro rata in accordance with the Members’ capital accounts. All allocations for the years ended December 31, 2020 and 2019 and 2018 were based on each Member’s pro rata share in accordance with their capital accounts.

Distributions

To the extent of available cash and cash equivalents after payment of expenses, Logan JV shall make distributions quarterly in the amounts as determined by board approval, shared among the Members in proportion to their respective capital accounts after payment of any temporary advances or fees related thereto. All distributions for the years ended December 31, 2020, 2019 and 2018 were based on Members’ pro rata share of their capital accounts. For the years ended December 31, 2020, and 2019, $9,000,000 and $12,350,000 of distributions were declared, respectively. As of December 31, 2020 and 2019, $2,100,000 and $3,650,000 of distributions were payable to Members, respectively.

9.	Commitments and Contingencies

From time to time, Logan JV or the Administrator, in its capacity as the investment adviser to Logan JV, may become party to legal proceedings in the ordinary course of business, including proceedings related to the enforcement of Logan JV’s rights under contracts with its portfolio companies. Neither Logan JV, nor the Administrator, in such capacity, is currently subject to any material legal proceedings.

As of December 31, 2020, 2019 and 2018, Logan JV did not have any additional commitments or contingencies except revolving and unfunded delayed draw loans as described in Note 2.

10.	Financial Highlights

Nonpublic investment vehicles, such as Logan JV, are required to disclose certain financial highlights related to their investment performance and operations. However, since the Members are responsible for all investment making and business decisions, there is no requirement to show financial highlights in accordance with ASC Topic 946. Therefore, since Logan JV only consists of Managing Members, the financial highlights have been omitted.

11.	Subsequent Events

The facility was amended on January 9, 2021, whereby the commitments were decreased to $225,000,000, pricing was increased to (LIBOR +2.5%) and maturity was extended to July 12, 2025.

Logan JV has evaluated the events or transactions that may require disclosure in Logan JV’s financial statements and no additional items were noted that required disclosure or adjustment through March 4, 2021, the date that the financial statements were available to be issued.